EXHIBIT 10.4

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT LETTER

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned Highwood Investments, LLC, an Illinois limited liablility company (“Assignor”) hereby assigns to Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Assignee”) all of Assignor’s right, title and interest to purchase those properties leased to Dolgencorp, LLC which are located at (i) 19160 US Highway 90 Robertsdale, Alabama, (ii) 57 Chapel Road, Wetumpka, Alabama, (iii) 805 Forest Avenue, East Brewton, Alabama, (iv) 107 Highway 411, Newport, Tennessee and (v) 4225 Highway 411, Madisonville, Tennessee (“Properties”) pursuant to that certain Purchase Agreement Letter between Assignor, as purchaser, and The Broadway Group, LLC, as seller, dated July 30, 2012 (the “Purchase Agreement Letter”).

By execution hereof by Assignee, Assignee for itself and its successors and assigns hereby accepts the assignment and assumes all of the obligations of Assignor under the Purchase Agreement with respect to the Properties.

This Assignment and Assumption of Purchase Agreement Letter is effective as of the 6th day of November, 2012.

ASSIGNOR:	Highwood Investments, LLC, an Illinois limited liability company

	By:	/s/ Lawrence J. Starkman

	Name:	Lawrence J. Starkman

	Title:	Managing Member

ASSIGNEE:

Inland Real Estate Acquisitions, Inc., an Illinois corporation

	By:	/s/ G. Joseph Cosenza
	Name:	G. Joseph Cosenza
	Title:	President